Supplemental Financial Information Fourth Quarter 2020 investors.ironmountain.com

Table of Contents Section I - Q4 Earnings Press Release 3 Q4 Earnings Press Release Section II - Company Profile 7 Section III - Financial Highlights and Guidance Financial and Operating Highlights 8 2021 Guidance 9 Organic Revenue Growth 10 Section IV - Operational Metrics Worldwide Storage Volume 11 Quarterly and Year-to-Date Operating Performance 12 Section V - Balance Sheets, Statements of Operations and Reconciliations Consolidated Balance Sheets 13 Consolidated Statements of Operations 14 Reconciliation of Income from Continuing Operations to Adjusted EBITDA 16 Reported Earnings per Share to Adjusted Earnings per Share 17 Reconciliation of Net Income to FFO and AFFO 18 Reconciliation of Net Income to FFO and AFFO Full Year 20 Section VI - Storage and Service Reconciliation 22 Storage and Service Business Detail Section VII - Real Estate Metrics 24 Global Real Estate Portfolio and Lease Obligations Facility Lease Expirations Section VIII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 25 Data Center Operating Portfolio 26 Data Center Expansion and Development Activity 27 Section IX - Capitalization and Debt Maturity Profile 28 Capitalization Debt Maturity Profile Section X - Capital Expenditures and Acquisitions Capital Expenditures and Investments 29 Business and Customer Acquisitions 31 Section XI - Appendix and Definitions 33 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended December 31, 2020 unless noted Unaudited investors.ironmountain.com Q4 2020 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q4 Earnings Press Release

Iron Mountain Reports Fourth Quarter and Full Year 2020 Results

BOSTON – February 24, 2021 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the fourth quarter and full year 2020. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We couldn't be more pleased with the way our Mountaineers navigated the challenging environment in 2020, brought on by COVID-19," said William L. Meaney, president and CEO of Iron Mountain. "Throughout the pandemic, we were laser focused on execution and controlling those factors that we could, leading to outperformance against our own internal expectations through the last three quarters of 2020. This resulted in continued strength in total storage rental revenue, which grew nearly 4% on a constant-currency basis and 2.4% organically in 2020. Service revenue declines continued to offset the strong storage performance. Importantly, we grew Adjusted EBITDA 1.3% when adjusting for currency, whilst our margin expanded 110 basis points. This all in spite of total revenue being down $115 million due to service activity decline. I want to especially thank our teams across the globe who stayed focused in the face of so many obvious distractions. Our success is a reflection of our Mountaineers' dedication, and most importantly I have been inspired by the way our teams looked after both the physical and mental health of each other as they navigated the threats from COVID, both at work and at home."

Meaney continued, "Finally, as we look to 2021 and beyond, I've never been more optimistic about our opportunities for growth at any other time in our history, even with the anticipated continued headwinds due to COVID-19 impacting the revenue from our traditional service areas. This is in large part due to our decision not to dial back on our investment in innovation and new product development, so that we could provide more solutions to our customers, not just in the COVID crisis, but post-crisis."

Financial Performance Highlights for the Fourth Quarter and Full Year 2020

($ in millions, except per share data)

	Three Months Ended			Full-Year Ended		
	12/31/20	12/31/19	Y/Y % Change	12/31/20	12/31/19	Y/Y % Change
Storage Rental Revenue	$697	$676	3%	$2,754	$2,681	3%
Service Revenue	$362	$404	(10)%	$1,393	$1,581	(12)%
Total Revenue	**$1,060**	**$1,080**	**(2)%**	**$4,147**	**$4,263**	**(3)%**
Income From Continuing Operations	$247	$37	565%	$343	$268	28%
Adjusted EBITDA	$374	$393	(5)%	$1,476	$1,469	0%
Net Income	$247	$37	565%	$343	$268	28%
Reported EPS - Fully Diluted from Continuing Operations	$0.86	$0.13	562%	$1.19	$0.93	28%
AFFO	$191	$233	(18)%	$888	$867	2%
AFFO per share	$0.66	$0.81	(18)%	$3.07	$3.01	2%

- Total reported Revenues for the fourth quarter were $1.06 billion, compared with $1.08 billion in the fourth quarter of 2019, a decrease of 1.8%. Excluding the impact of foreign currency exchange (FX), total reported Revenues declined 2.2% compared to the prior year, driven by a 10.8% decline in Service revenue, partially offset by a 2.9% increase in Storage revenue. For the full year, total reported Revenues decreased 2.7%, or 1.7%, excluding the impact of FX.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 3

• Income from Continuing Operations for the fourth quarter was $246.8 million, compared with $37.1 million in the fourth quarter of 2019. The following items were included in the fourth quarters of 2020 and 2019, respectively: ◦ Restructuring Charges of $65.7 million associated with the implementation of Project Summit compared to $48.6 million. ◦ Significant Acquisition Costs of $4.7 million in the fourth quarter of 2019. ◦ Gain on Disposal/Write-Down of PP&E, Net of $285.4 million compared to $46.7 million, primarily related to the company's capital recycling program. For the full year, Income from Continuing Operations was $343.1 million, compared with $268.2 million in 2019. The following items were included in the full year ended 2020 and 2019, respectively: ◦ Restructuring Charges of $194.4 million compared to $48.6 million. ◦ Significant Acquisition Costs of $13.3 million in 2019. ◦ Gain on Disposal/Write-Down of PP&E, Net of $363.5 million compared to $63.8 million, primarily related to the company's capital recycling program. ◦ Intangible Impairment charge of $23.0 million related to the writedown of goodwill associated with the Fine Arts business in 2020. ◦ Debt extinguishment charge of $68.3 million related to the early extinguishment of several of the company's Notes in 2020. • Adjusted EBITDA for the fourth quarter was $374.2 million, compared with $393.1 million in the fourth quarter of 2019, a decrease of 4.8%. On a constant currency basis, Adjusted EBITDA decreased by 5.3%, driven in part by the aforementioned decline in Service revenue, partially offset by the benefits of Project Summit and the flow through from revenue management. For the full year, Adjusted EBITDA was $1.48 billion, compared with $1.47 billion in 2019, an increase of 0.5%, and excludes $9.3 million of direct and incremental costs related to COVID-19 incurred in the second quarter, as previously disclosed. Excluding the impact of FX, Adjusted EBITDA increased 1.3% for the full year. • Reported EPS - Fully Diluted from Continuing Operations for the fourth quarter was $0.86, compared with $0.13 in the fourth quarter of 2019. For the full year, Reported EPS - Fully Diluted from Continuing Operations was $1.19, compared with $0.93 in 2019. • Adjusted EPS for the fourth quarter was $0.29, compared with $0.33 in the fourth quarter of 2019. For the full year, Adjusted EPS was $1.19, compared with $1.11 in 2019. Adjusted EPS reflects a structural tax rate of 15.1% in 2020 and 17.6% in 2019. • Net Income for the fourth quarter was $246.8 million compared with $37.1 million in the fourth quarter of 2019. For the full year, Net Income was $343.1 million compared with $268.3 million in 2019. Net Income in the fourth quarters and full years of 2020 and 2019 included the aforementioned items that impacted Income from Continuing Operations. • FFO (Normalized) per share was $0.60 for the fourth quarter, compared with $0.67 in the fourth quarter of 2019, or a decrease of 10.4%. For the full year, FFO (Normalized) per share was $2.42, compared with $2.38 in 2019, an increase of 1.5%. • AFFO was $190.8 million for the fourth quarter, compared with $233.1 million in the fourth quarter of 2019, a decrease of 18.2%. For the full year, AFFO was $887.5 million, compared with $867.0 million in 2019, an increase of 2.4%. • AFFO per share was $0.66 for the fourth quarter, compared with $0.81 in the fourth quarter of 2019, or a decrease of 18.5%. For the full year, AFFO per share was $3.07, compared with $3.01 in 2019, an increase of 2.0%. Section I - Q4 Earnings Press Release investors.ironmountain.com Q4 2020 Supplemental Financial Information 4

IRON MOUNTAIN
Section I - Q4 Earnings Press Release

Project Summit Update

Iron Mountain generated Adjusted EBITDA benefits of $165 million in 2020, consistent with its most recent expectations, and significantly ahead of initial estimates of $80 million, reflecting strong execution and swift and decisive actions on early initiatives. Iron Mountain continues to expect Project Summit to generate $375 million of Adjusted EBITDA benefits exiting 2021, with a total cost to implement these benefits of approximately $450 million.

Non-GAAP Metrics Definition Update

After a comprehensive review of its non-GAAP metrics and definitions, Iron Mountain has implemented a number of changes to the definitions and methodology it uses for calculating non-GAAP results. These changes were implemented to align Iron Mountain's definitions more closely with its peers. The updates include changes to how the company reflects unconsolidated joint ventures, stock based compensation expense, and growth capital expenditures in its non-GAAP measures.

All prior periods have been restated to conform to these presentation changes.

For 2020 the net impact for key metrics resulted in increases of $26 million for Adjusted EBITDA, $0.08 for Adjusted EPS, and $7 million for AFFO. All of the changes are effective with fourth quarter reporting and a full reconciliation can be seen in the fourth quarter earnings presentation and on the Investor Relations website under Quarterly Earnings.

Guidance

Iron Mountain issued full-year 2021 guidance; details are summarized in the table below. Additional guidance details and assumptions are available on Page 9 of the Q4 2020 supplemental financial information.

2021 Guidance

($ in millions, except per share data)	2020 Results	2021 Guidance	Y/Y % Change
Total Revenue	$4,147	$4,325 - $4,475	4% - 8%
Adjusted EBITDA	$1,476	$1,575 - $1,625	7% - 10%
AFFO	$888	$945 - $995	7% - 12%
AFFO Per Share	$3.07	$3.25 - $3.42	6% - 11%

Dividend

On February 24, 2021, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the first quarter. The first-quarter 2021 dividend is payable on April 6, 2021, for shareholders of record on March 15, 2021.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of nearly 93 million square feet across approximately 1,450 facilities in 56 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include secure records storage, information management, digital transformation, secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 5

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this presentation that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our (1) 2021 guidance as well as our expectations for growth, including growth opportunities and growth rates for revenue by segment, organic revenue, organic volume and other metrics, (2) expectations and assumptions regarding the impact from the COVID-19 pandemic on us and our customers, including on our businesses, financial position, results of operations and cash flows, (3) expected benefits, costs and actions related to, and timing of, Project Summit, (4) expectations as to our capital allocation strategy, including our future investments, leverage ratio, dividend payments and possible funding sources (including real estate monetization) and capital expenditures, (5) expectations regarding the closing of pending acquisitions and investments, and (6) other forward-looking statements related to our business, results of operations and financial condition. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," “plans” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (ii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees; (iii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (iv) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (v) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, incorporate new digital information technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and grow our business through joint ventures; (vi) changes in the amount of our capital expenditures; (vii) our ability to raise debt or equity capital and changes in the cost of our debt; (viii) the cost and our ability to comply with laws, regulations and customer demands, including those relating to data security and privacy issues, as well as fire and safety and environmental standards; (ix) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or information technology systems and the impact of such incidents on our reputation and ability to compete; (x) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (xi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (xii) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xiii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) failures in our adoption of new IT systems; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report. Reconciliation of Non-GAAP Measures: Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Greer Aviv, 617-535-2887 Nathan McCurren, 617-535-2997 Senior Vice President, Investor Relations Director, Investor Relations greer.aviv@ironmountain.com nathan.mccurren@ironmountain.com Section I - Q4 Earnings Press Release investors.ironmountain.com Q4 2020 Supplemental Financial Information 6

Section II - Company Profile

Facts and Figures

$4.1 Billion
Full-Year 2020 Revenue

225,000+
Customer Accounts

~24,000
Employees

~1,450
Facilities Worldwide

89 million+
Pieces of Media

~720 million
Cubic Feet of Global Storage Volume

Revenue and Gross Profit Mix

Geographic Revenue Mix


9%
5%
19%
67%
North America
Latin America
Europe
Asia

Business Revenue Mix


34%
66%
Storage Rental
Service

Business Adjusted Gross Profit Mix


18%
82%
Storage Rental
Service

Product Revenue Mix


1%
7%
8%
3%
7%
11%
63%
Records Management
Data Center
Global Digital Solutions
Consumer Storage
Data Management
Adjacent Businesses
Secure Shred

RM Revenue by Vertical - Customer Mix North America


2%
16%
8%
12%
6%
3%
3%
1%
50%
Healthcare
Financial
Energy
Federal
Insurance
Business Services
Legal
Life Sciences
Other

investors.ironmountain.com
Q4 2020 Supplemental Financial Information
7

IRON MOUNTAIN
Section III - Financial Highlights and Guidance

Financial Highlights

	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Storage Rental Revenue	$697,294	$696,294	$676,956	$683,547	$675,507
Service Revenue	$362,359	$340,353	$305,283	$385,184	$404,083
Total Revenues	**$1,059,653**	**$1,036,647**	**$982,239**	**$1,068,731**	**$1,079,590**
Income (Loss) from Continuing Operations	$246,755	$38,562	($7,113)	$64,892	$37,104
Adjusted EBITDA	$374,247	$376,012	$359,462	$365,999	$393,125
Adjusted EBITDA Margin	35.3 %	36.3 %	36.6 %	34.2 %	36.4 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$247,411	$38,394	($7,086)	$63,975	$37,700
Reported EPS - Fully Diluted from Continuing Operations	$0.86	$0.13	($0.02)	$0.22	$0.13
Adjusted EPS	$0.29	$0.33	$0.27	$0.28	$0.33
FFO (Normalized)	$173,483	$181,660	$166,174	$172,102	$192,879
FFO (Normalized) per Share	$0.60	$0.63	$0.58	$0.60	$0.67
AFFO	$190,771	$216,420	$249,694	$230,653	$233,120
AFFO per Share	$0.66	$0.75	$0.87	$0.80	$0.81
TTM AFFO Payout Ratio	80.4 %	76.7 %	75.6 %	78.4 %	81.3 %
Dividend per Share	$0.62	$0.62	$0.62	$0.62	$0.62
Weighted Average Common Shares Outstanding - Diluted	289,161	288,811	288,071	288,359	288,082
Net Lease-Adjusted Leverage Ratio	5.3x	5.3x	5.4x	5.6x	5.7x

Operating Highlights

	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Organic Storage Rental Revenue Growth	1.7 %	2.5 %	2.3 %	3.0 %	2.5 %
Organic Service Revenue Growth	(12.1)%	(13.5)%	(23.1)%	(2.3)%	(0.7)%
Total Volume - Storage	726,430	726,649	724,411	722,634	704,218
Storage Facility Capacity Utilization	81.9 %	82.3 %	82.4 %	84.1 %	81.6 %
Records Management Retention Rate	93.7 %	94.1 %	93.7 %	93.5 %	93.6 %
Storage Revenue / Sq. Ft	$7.78	$7.76	$7.49	$7.61	$7.61
Storage NOI / Sq. Ft	$6.16	$6.36	$6.04	$6.12	$6.21
Data Center:					
Leasable Megawatts	129.8	126.3	122.3	120.6	120.3
Leased % - Stabilized	89.0 %	92.1 %	89.8 %	91.7 %	90.0 %
Leased % - Total	87.4 %	91.8 %	89.5 %	89.8 %	85.7 %
Kilowatts Leased - New/Expansion	7,435	12,303	32,355	6,394	1,726
Churn	3.9 %	1.6 %	0.8 %	0.5 %	1.5 %
Number of Facilities	15	15	14	14	14
Number of Markets	13	13	13	13	13

investors.ironmountain.com
Q4 2020 Supplemental Financial Information
8

IRON MOUNTAIN
Section III - Financial Highlights and Guidance

2021 Guidance (1)

	2020 Results	2021 Guidance	Y/Y % Change
Total Revenue	$4,147	$4,325 - $4,475	4% - 8%
Adjusted EBITDA	$1,476	$1,575 - $1,625	7% - 10%
AFFO	$888	$945 - $995	7% - 12%
AFFO Per Share	$3.07	$3.25 - $3.42	6% - 11%

2021 Guidance assumes:

- Organic storage rental revenue growth of 2% - 4%
- Growth capital expenditures of ~ $410 million, of which data center development is expected to be ~$300 million
- Recurring capital expenditures of ~ $140 million
- Capital Recycling proceeds of ~ $125 million
- Project Summit restructuring charges of ~ $200 million
- Project Summit Adjusted EBITDA benefits of ~ $150 million

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 9

Organic Revenue Growth (1) Q4 2020 Q3 2020 Full Year 2020 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 3.2% 2.9% 1.7% 3.4% 3.8% 2.5% 2.7% 3.8% 2.4% Service (10.3)% (10.8)% (12.1)% (12.5)% (12.2)% (13.5)% (11.9)% (11.0)% (12.8)% Total Revenues (1.8)% (2.2)% (3.4)% (2.4)% (2.1)% (3.4)% (2.7)% (1.7)% (3.3)% Total Organic Revenue Growth 1.9% 0.7% 0.7% 1.3% 1.0% (7.2)% (3.4)% (3.4)% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 (8.0)% (4.0)% 0.0% 4.0% 8.0% Organic Storage Rental Revenue Growth 2.0% 2.4% 3.0% 2.5% 3.0% 2.3% 2.5% 1.7% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 0.0% 2.0% 4.0% 6.0% Organic Service Revenue Growth 1.8% (2.0)% (3.0)% (0.7)% (2.3)% (23.1)% (13.5)% (12.1)% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 (22.0)% (16.5)% (11.0)% (5.5)% 0.0% 5.5% (1) Constant Currency and excluding impact from business acquisitions and dispositions. Section III - Financial Highlights and Guidance investors.ironmountain.com Q4 2020 Supplemental Financial Information 10

Worldwide Storage Volume Records and Information Management Adjacent Businesses Consumer and Other Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 600,000 620,000 640,000 660,000 680,000 700,000 720,000 740,000 Worldwide Cubic Feet Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Records and Information Management 696,841 697,119 696,850 694,614 712,388 712,009 711,148 708,981 Adjacent Businesses 5,392 5,644 5,507 5,508 5,938 5,906 6,534 7,077 Consumer and Other 2,485 3,251 3,805 4,096 4,308 6,495 8,967 10,373 Total Storage Volume 704,717 706,014 706,162 704,218 722,634 724,411 726,649 726,430 Business Acquisitions during the quarter (1) 4,248 587 202 514 18,389 3,555 272 — (1) Business acquisitions volume acquired during the quarter included in total volume. Section IV - Operational Metrics investors.ironmountain.com Q4 2020 Supplemental Financial Information 11

IRON MOUNTAIN
Section IV - Operational Metrics

Fourth Quarter 2020

	Q4 2020	Q3 2020	Q4 2019	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (2)
Global RIM Business						
Storage Rental	$600,419	$598,949	$581,884	3.2%	3.0%	1.6%
Service	343,568	322,824	380,245	(9.6)%	(10.1)%	(11.4)%
Total Revenues	$943,987	$921,773	$962,129	(1.9)%	(2.2)%	(3.6)%
Adjusted EBITDA	**$404,398**	**$393,883**	**$407,697**			
Adjusted EBITDA Margin	*42.8 %*	*42.7 %*	*42.4 %*			
Global Data Center Business						
Data Center Revenue (1)	$72,373	$72,814	$68,906	5.0%	3.9%	3.9%
Adjusted EBITDA	**$31,764**	**$33,359**	**$35,603**			
Adjusted EBITDA Margin	*43.9 %*	*45.8 %*	*51.7 %*			
Corporate and Other Business						
Storage Rental	$30,003	$28,929	$28,999	3.5%	2.9%	3.0%
Service	13,290	13,131	19,556	(32.0)%	(33.4)%	(33.0)%
Total Revenues	$43,293	$42,060	$48,555	(10.8)%	(11.8)%	(11.5)%
Adjusted EBITDA	**$(61,916)**	**$(51,230)**	**$(50,176)**			
Total Consolidated						
Storage Rental	$697,294	$696,294	$675,507	3.2%	2.9%	1.7%
Service	362,359	340,353	404,083	(10.3)%	(10.8)%	(12.1)%
Total Revenues	$1,059,653	$1,036,647	$1,079,590	(1.8)%	(2.2)%	(3.4)%
Adjusted EBITDA	**$374,247**	**$376,012**	**$393,125**			
Adjusted EBITDA Margin	*35.3 %*	*36.3 %*	*36.4 %*			

Full Year 2020

	Full Year 2020	Full Year 2019	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (2)
Global RIM Business					
Storage Rental	$2,373,783	$2,320,076	2.3%	3.6%	1.9%
Service	1,325,497	1,492,357	(11.2)%	(10.2)%	(12.1)%
Total Revenues	$3,699,280	$3,812,433	(3.0)%	(1.8)%	(3.6)%
Adjusted EBITDA	**$1,574,069**	**$1,566,065**			
Adjusted EBITDA Margin	*42.6 %*	*41.1 %*			
Global Data Center Business					
Data Center Revenue (1)	$279,312	$257,151	8.6%	8.3%	8.3%
Adjusted EBITDA	**$126,576**	**$121,517**			
Adjusted EBITDA Margin	*45.3 %*	*47.3 %*			
Corporate and Other Business					
Storage Rental	$116,613	$114,086	2.2%	2.1%	3.2%
Service	52,065	78,914	(34.0)%	(34.1)%	(34.4)%
Total Revenues	$168,678	$193,000	(12.6)%	(12.7)%	(12.2)%
Adjusted EBITDA	**$(224,924)**	**$(218,573)**			
Total Consolidated					
Storage Rental	$2,754,091	$2,681,087	2.7%	3.8%	2.4%
Service	1,393,179	1,581,497	(11.9)%	(11.0)%	(12.8)%
Total Revenues	$4,147,270	$4,262,584	(2.7)%	(1.7)%	(3.3)%
Adjusted EBITDA	**$1,475,721**	**$1,469,009**			
Adjusted EBITDA Margin	*35.6 %*	*34.5 %*			

(1) Includes Global Data Center service revenue of $5.5M, $4.4M, and $4.3M in Q4 2020, Q3 2020, and Q4 2019, respectively, and $15.6M and $10.2M in Full Year 2020 and Full Year 2019, respectively.
(2) Constant Currency and excluding impact from business acquisitions and dispositions.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 12

Consolidated Balance Sheets 12/31/2020 12/31/2019 ASSETS Current Assets: Cash and Cash Equivalents $205,063 $193,555 Accounts Receivable, Net 859,344 850,701 Other Current Assets 205,380 192,083 Total Current Assets $1,269,787 $1,236,339 Property, Plant and Equipment: Property, Plant and Equipment $8,246,337 $8,048,906 Less: Accumulated Depreciation (3,743,894) (3,425,869) Property, Plant and Equipment, Net $4,502,443 $4,623,037 Other Assets, Net: Goodwill $4,557,609 $4,485,209 Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles 1,326,977 1,393,183 Operating Lease Right-of-use Assets 2,196,502 1,869,101 Other 295,949 209,947 Total Other Assets, Net $8,377,037 $7,957,440 Total Assets $14,149,267 $13,816,816 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $193,759 $389,013 Accounts Payable 359,863 324,708 Accrued Expenses and Other Current Liabilities 1,146,288 961,752 Deferred Revenue 295,785 274,036 Total Current Liabilities $1,995,695 $1,949,509 Long-term Debt, Net of Current Portion 8,509,555 8,275,566 Long-term Operating Lease Liabilities, Net of Current Portion 2,044,598 1,728,686 Other Long-term Liabilities (1) 462,690 398,828 Total Long-term Liabilities $11,016,843 $10,403,080 Total Liabilities $13,012,538 $12,352,589 Equity Total Stockholders' Equity $1,136,729 $1,463,962 Noncontrolling Interests — 265 Total Equity $1,136,729 $1,464,227 Total Liabilities and Equity $14,149,267 $13,816,816 (1) Includes redeemable noncontrolling interests of $59.8M and $67.7M as of December 31, 2020 and December 31, 2019, respectively. Section V - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q4 2020 Supplemental Financial Information 13

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Consolidated Statements of Operations

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change
Revenues:					
Storage Rental	$697,294	$696,294	0.1 %	$675,507	3.2 %
Service	362,359	340,353	6.5 %	404,083	(10.3)%
Total Revenues	**$1,059,653**	**$1,036,647**	**2.2 %**	**$1,079,590**	**(1.8)%**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$449,224	$434,505	3.4 %	$459,488	(2.2)%
Selling, General and Administrative	236,438	232,095	1.9 %	233,647	1.2 %
Depreciation and Amortization	168,383	157,252	7.1 %	173,825	(3.1)%
Significant Acquisition Costs	—	—	—	4,696	n/a
Restructuring Charges	65,681	48,371	35.8 %	48,597	35.2 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(285,366)	(75,840)	276.3 %	(46,737)	510.6 %
Total Operating Expenses	**$634,359**	**$796,383**	**(20.3)%**	**$873,515**	**(27.4)%**
Operating Income (Loss)	**$425,294**	**$240,264**	**77.0 %**	**$206,075**	**106.4 %**
Interest Expense, Net	105,127	104,303	0.8 %	104,871	0.2 %
Other Expense (Income), Net	77,108	83,465	(7.6)%	47,295	63.0 %
Income (Loss) before (Benefit) Provision (Benefit) for Income Taxes	**$243,060**	**$52,496**	**363.0 %**	**$53,910**	**350.9 %**
(Benefit) Provision for Income Taxes	(3,695)	13,934	(126.5)%	16,805	(122.0)%
Income (Loss) from Continuing Operations	**$246,755**	**$38,562**	**539.9 %**	**$37,104**	**565.0 %**
Income (Loss) from Discontinued Operations, Net of Tax	—	—	—	—	—
Net Income (Loss)	**$246,755**	**$38,562**	**539.9 %**	**$37,104**	**565.0 %**
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(656)	168	(489.7)%	(596)	10.0 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$247,411**	**$38,394**	**544.4 %**	**$37,700**	**556.3 %**
Earnings (Losses) per Share - Basic:					
Income (Loss) from Continuing Operations	$0.86	$0.13	561.5 %	$0.13	561.5 %
Total Income (Loss) from Discontinued Operations	—	—	—	—	—
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.86	$0.13	561.5 %	$0.13	561.5 %
Earnings (Losses) per Share - Diluted:					
Income (Loss) from Continuing Operations	$0.86	$0.13	561.5 %	$0.13	561.5 %
Total Income (Loss) from Discontinued Operations	—	—	—	—	—
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.86	$0.13	561.5 %	$0.13	561.5 %
Weighted Average Common Shares Outstanding - Basic	288,419	288,403	—	287,277	0.4 %
Weighted Average Common Shares Outstanding - Diluted	289,161	288,811	0.1 %	288,082	0.4 %

investors.ironmountain.com
Q4 2020 Supplemental Financial Information
14

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Full Year Consolidated Statements of Operations

	Full Year 2020	Full Year 2019	% Change
Revenues:			
Storage Rental	$2,754,091	$2,681,087	2.7 %
Service	1,393,179	1,581,497	(11.9)%
Total Revenues	**$4,147,270**	**$4,262,584**	**(2.7)%**
Operating Expenses:			
Cost of Sales (excluding Depreciation and Amortization) (1)	$1,757,342	$1,833,315	(4.1)%
Selling, General and Administrative (2)	949,215	991,664	(4.3)%
Depreciation and Amortization	652,069	658,201	(0.9)%
Significant Acquisition Costs	—	13,293	n/a
Restructuring Charges	194,396	48,597	300.0 %
Intangible Impairments	23,000	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(363,537)	(63,824)	469.6 %
Total Operating Expenses	**$3,212,485**	**$3,481,246**	**(7.7)%**
Operating Income (Loss)	**$934,785**	**$781,338**	**19.6 %**
Interest Expense, Net	418,535	419,298	(0.2)%
Other Expense (Income), Net	143,545	33,898	323.5 %
Income (Loss) before Provision (Benefit) for Income Taxes	**$372,705**	**$328,142**	**13.6 %**
Provision (Benefit) for Income Taxes	29,609	59,931	(50.6)%
Income (Loss) from Continuing Operations	**$343,096**	**$268,211**	**27.9 %**
Income (Loss) from Discontinued Operations, Net of Tax	—	104	n/a
Net Income (Loss)	**$343,096**	**$268,315**	**27.9 %**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	403	938	(57.0)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$342,693**	**$267,377**	**28.2 %**
Earnings (Losses) per Share - Basic:			
Income (Loss) from Continuing Operations	$1.19	$0.93	28.0 %
Total Income (Loss) from Discontinued Operations	—	—	—
Net Income (Loss) Attributable to Iron Mountain Incorporated	$1.19	$0.93	28.0 %
Earnings (Losses) per Share - Diluted:			
Income (Loss) from Continuing Operations	$1.19	$0.93	28.0 %
Total Income (Loss) from Discontinued Operations	—	—	—
Net Income (Loss) Attributable to Iron Mountain Incorporated	$1.19	$0.93	28.0 %
Weighted Average Common Shares Outstanding - Basic	288,183	286,971	0.4 %
Weighted Average Common Shares Outstanding - Diluted	288,643	287,687	0.3 %

(1) Includes $7.6M of direct and incremental costs related to COVID-19 in 2020.
(2) Includes $1.6M of direct and incremental costs related to COVID-19 in 2020.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 15

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change
Income (Loss) from Continuing Operations	**$246,755**	**$38,562**	**539.9 %**	**$37,104**	**565.0 %**
Add / (Deduct):					
Interest Expense, Net	105,127	104,303	0.8 %	104,871	0.2 %
(Benefit) Provision for Income Taxes	(3,695)	13,934	(126.5)%	16,805	(122.0)%
Depreciation and Amortization	168,383	157,252	7.1 %	173,825	(3.1)%
Significant Acquisition Costs	—	—	—	4,696	n/a
Restructuring Charges	65,681	48,371	35.8 %	48,597	35.2 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(285,366)	(75,840)	276.3 %	(46,737)	510.6 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	74,212	81,190	(8.6)%	45,193	64.2 %
Stock-Based Compensation Expense	2,216	8,065	(72.5)%	8,059	(72.5)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	935	175	434.6 %	712	31.3 %
Adjusted EBITDA	**$374,247**	**$376,012**	**(0.5)%**	**$393,125**	**(4.8)%**

Full Year Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA

	Full Year 2020	Full Year 2019	% Change
Income (Loss) from Continuing Operations	**$343,096**	**$268,211**	**27.9 %**
Add / (Deduct):			
Interest Expense, Net	418,535	419,298	(0.2)%
Provision (Benefit) for Income Taxes	29,609	59,931	(50.6)%
Depreciation and Amortization	652,069	658,201	(0.9)%
Significant Acquisition Costs	—	13,293	n/a
Restructuring Charges	194,396	48,597	300.0 %
Intangible Impairments	23,000	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(363,537)	(63,824)	469.6 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	133,611	25,720	419.5 %
Stock-Based Compensation Expense	34,272	36,194	(5.3)%
COVID-19 Costs	9,285	—	—
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,385	3,388	(59.1)%
Adjusted EBITDA	**$1,475,721**	**$1,469,009**	**0.5 %**

investors.ironmountain.com
Q4 2020 Supplemental Financial Information
16

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change
Reported EPS - Fully Diluted from Continuing Operations	**$0.86**	**$0.13**	**561.5 %**	**$0.13**	**561.5 %**
Significant Acquisition Costs	—	—	—	0.02	n/a
Restructuring Charges	0.23	0.17	35.3 %	0.17	35.3 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(0.99)	(0.26)	280.8 %	(0.16)	518.8 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.26	0.28	(7.1)%	0.16	62.5 %
Stock-Based Compensation Expense	0.01	0.03	(66.7)%	0.03	(66.7)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.06)	(0.02)	200.0 %	(0.01)	500.0 %
Adjusted EPS - Fully Diluted from Continuing Operations	**$0.29**	**$0.33**	**(12.1)%**	**$0.33**	**(12.1)%**

Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Full Year 2020	Full Year 2019	% Change
Reported EPS - Fully Diluted from Continuing Operations	**$1.19**	**$0.93**	**28.0 %**
Significant Acquisition Costs	—	0.05	n/a
Restructuring Charges	0.67	0.17	294.1 %
Intangible Impairments	0.08	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(1.26)	(0.22)	472.7 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.46	0.09	411.1 %
Stock-Based Compensation Expense	0.12	0.13	(7.7)%
COVID-19 Costs	0.03	—	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.11)	(0.03)	266.7 %
Adjusted EPS - Fully Diluted from Continuing Operations	**$1.19**	**$1.11**	**7.2 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the years ended December 31, 2020 and 2019, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarter ended September 31, 2020 and the quarters and years ended December 31, 2020 and 2019 was 16.3%, 15.1% and 17.6%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 17

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income to FFO and AFFO

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change
Net Income	**$246,755**	**$38,562**	**539.9 %**	**$37,104**	**565.0 %**
Add / (Deduct):					
Real Estate Depreciation (1)	74,618	72,019	3.6 %	83,237	(10.4)%
Gain on Sale of Real Estate, Net of Tax	(288,248)	(75,880)	279.9 %	(58,942)	389.0 %
Data Center Lease-Based Intangible Asset Amortization (2)	10,464	10,441	0.2 %	11,359	(7.9)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	—	—	—	321	n/a
FFO (Nareit)	**$43,589**	**$45,142**	**(3.4)%**	**$73,079**	**(40.4)%**
Add / (Deduct):					
Significant Acquisition Costs	—	—	—	4,696	n/a
Restructuring Charges	65,681	48,371	35.8 %	48,597	35.2 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	2,881	40	7,028.0 %	12,205	(76.4)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	74,212	81,190	(8.6)%	45,193	64.2 %
Stock-Based Compensation Expense	2,216	8,065	(72.5)%	8,059	(72.5)%
Real Estate Financing Lease Depreciation	3,706	3,501	5.9 %	3,632	2.0 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(18,795)	(4,648)	304.4 %	(2,451)	666.9 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(7)	(1)	976.6 %	(133)	(94.9)%
FFO (Normalized)	**$173,483**	**$181,660**	**(4.5)%**	**$192,879**	**(10.1)%**
Per Share Amounts (Fully Diluted Shares)					
FFO (Nareit)	$0.15	$0.16	(6.3)%	$0.25	(40.0)%
FFO (Normalized)	$0.60	$0.63	(4.6)%	$0.67	(10.4)%
Weighted Average Common Shares Outstanding - Basic	288,419	288,403	0.0 %	287,277	0.4 %
Weighted Average Common Shares Outstanding - Diluted	289,161	288,811	0.1 %	288,082	0.4 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 18

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income to FFO and AFFO (Continued)

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change
FFO (Normalized)	**$173,483**	**$181,660**	**(4.5)%**	**$192,879**	**(10.1)%**
Add / (Deduct):					
Non-Real Estate Depreciation	34,461	32,629	5.6 %	32,969	4.5 %
Amortization Expense (1)	38,114	33,271	14.6 %	37,624	1.3 %
Amortization of Deferred Financing Costs	4,226	4,149	1.8 %	4,454	(5.1)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,267	2,363	(4.1)%	3,288	(31.1)%
Non-Cash Rent Expense (Income)	1,896	2,779	(31.8)%	1,408	34.7 %
Reconciliation to Normalized Cash Taxes	(938)	(5,107)	18.4 %	12,803	(107.3)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	830	83	899.8 %	155	436.0 %
Less:					
Recurring Capital Expenditures	63,567	35,407	79.5 %	52,460	21.2 %
AFFO	**$190,771**	**$216,420**	**(11.9)%**	**$233,120**	**(18.2)%**
Per Share Amounts (Fully Diluted Shares)					
AFFO Per Share	**$0.66**	**$0.75**	**(12.0)%**	**$0.81**	**(18.5)%**
Weighted Average Common Shares Outstanding - Basic	288,419	288,403	0.0 %	287,277	0.4 %
Weighted Average Common Shares Outstanding - Diluted	289,161	288,811	0.1 %	288,082	0.4 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $7.0M, $5.4M, and $5.0M in Q4 2020, Q3 2020, and Q4 2019, respectively.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 19

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Full Year Reconciliation of Net Income to FFO and AFFO

	Full Year 2020	Full Year 2019	% Change
Net Income	**$343,096**	**$268,315**	**27.9 %**
Add / (Deduct):			
Real Estate Depreciation (1)	298,943	303,415	(1.5)%
Gain on Sale of Real Estate, Net of Tax	(365,709)	(99,194)	268.7 %
Data Center Lease-Based Intangible Asset Amortization (2)	42,637	46,696	(8.7)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	—	1,284	n/a
FFO (Nareit)	**$318,967**	**$520,516**	**(38.7)%**
Add / (Deduct):			
Significant Acquisition Costs	—	13,293	n/a
Restructuring Charges	194,396	48,597	300.0 %
Intangible Impairments	23,000	—	—
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	2,523	40,763	(93.8)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	133,611	25,720	419.5 %
Stock-Based Compensation Expense	34,272	36,194	(5.3)%
COVID-19 Costs	9,285	—	—
Real Estate Financing Lease Depreciation	13,801	13,364	3.3 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(31,825)	(13,095)	143.0 %
(Income) Loss from Discontinued Operations, Net of Tax	—	(104)	n/a
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(38)	148	(125.5)%
FFO (Normalized)	**$697,992**	**$685,396**	**1.8 %**
Per Share Amounts (Fully Diluted Shares)			
FFO (Nareit)	$1.11	$1.81	(38.7)%
FFO (Normalized)	$2.42	$2.38	1.5 %
Weighted Average Common Shares Outstanding - Basic	288,183	286,971	0.4 %
Weighted Average Common Shares Outstanding - Diluted	288,643	287,687	0.3 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 20

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Full Year Reconciliation of Net Income to FFO and AFFO (Continued)

	Full Year 2020	Full Year 2019	% Change
FFO (Normalized)	**$697,992**	**$685,396**	**1.8 %**
Add / (Deduct):			
Non-Real Estate Depreciation	134,819	139,543	(3.4)%
Amortization Expense (1)	137,817	136,074	1.3 %
Amortization of Deferred Financing Costs	17,376	16,740	3.8 %
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	9,878	13,703	(27.9)%
Non-Cash Rent Expense (Income)	10,172	4,802	111.8 %
Reconciliation to Normalized Cash Taxes	21,508	8,363	157.2 %
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,064	527	102.1 %
Less:			
Recurring Capital Expenditures	143,092	138,125	3.6 %
AFFO	**$887,534**	**$867,024**	**2.4 %**
Per Share Amounts (Fully Diluted Shares)			
AFFO Per Share	**$3.07**	**$3.01**	**2.0 %**
Weighted Average Common Shares Outstanding - Basic	288,183	286,971	0.4 %
Weighted Average Common Shares Outstanding - Diluted	288,643	287,687	0.3 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $24.1M and $19.1M in Full Year 2020 and Full Year 2019, respectively.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 21

IRON MOUNTAIN
Section VI - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change
Total Storage Rental Revenue	**$697,294**	**$696,294**	**0.1 %**	**$675,507**	**3.2 %**
Plus: Terminations/Permanent Withdrawal Fees	5,739	5,237	9.6 %	6,552	(12.4)%
Total Revenue from Adjusted Storage Rental Activities	**$703,033**	**$701,531**	**0.2 %**	**$682,059**	**3.1 %**
Less: Storage Rental Expenses					
Storage Rent	93,300	90,460	3.1 %	85,146	9.6 %
Other Facility Costs	91,733	79,170	15.9 %	78,669	16.6 %
Storage Rental Labor	6,966	6,475	7.6 %	6,529	6.7 %
Other Storage Rental Expenses	11,151	8,034	38.8 %	11,107	0.4 %
Storage Rental Cost of Sales	**$203,150**	**$184,139**	**10.3 %**	**$181,451**	**12.0 %**
Storage Rental Gross Profit	**$499,884**	**$517,392**	**(3.4)%**	**$500,608**	**(0.1)%**
Storage Rental Gross Margin	*71.1 %*	*73.8 %*	*(270 bps)*	*73.4 %*	*(230 bps)*
Storage Rental Allocated Overhead	40,697	36,902	10.3 %	34,184	19.1 %
Total Storage Rental Adjusted EBITDA	**$459,186**	**$480,491**	**(4.4)%**	**$466,374**	**(1.5)%**
Storage Rent	93,300	90,460	3.1 %	85,146	9.6 %
Storage Rental Net Operating Income	**$552,486**	**$570,951**	**(3.2)%**	**$551,520**	**0.2 %**
Total Service Revenue	**$362,359**	**$340,353**	**6.5 %**	**$404,083**	**(10.3)%**
Less: Terminations/Permanent Withdrawal Fees	5,739	5,237	9.6 %	6,552	(12.4)%
Total Revenue from Adjusted Service Activities	**$356,620**	**$335,115**	**6.4 %**	**$397,531**	**(10.3)%**
Less: Service Expenses					
Service Rent	3,088	3,203	(3.6)%	3,229	(4.4)%
Other Facility Costs	6,376	6,200	2.8 %	6,917	(7.8)%
Service Labor	178,677	177,403	0.7 %	195,545	(8.6)%
Other Service Expenses	57,932	63,561	(8.9)%	72,346	(19.9)%
Service Cost of Sales	**$246,072**	**$250,367**	**(1.7)%**	**$278,037**	**(11.5)%**
Service Gross Profit	**$110,548**	**$84,748**	**30.4 %**	**$119,494**	**(7.5)%**
Service Gross Margin	*31.0 %*	*25.3 %*	*570 bps*	*30.1 %*	*90 bps*
Service Allocated Overhead	25,012	20,830	20.1 %	24,355	2.7 %
Total Service Adjusted EBITDA	**$85,534**	**$63,919**	**33.8 %**	**$95,188**	**(10.1)%**
Total Cost of Sales	**$449,224**	**$434,505**	**3.4 %**	**$459,488**	**(2.2)%**
SG&A Costs					
Storage Overhead	40,697	36,902	10.3 %	34,184	19.1 %
Service Overhead	25,012	20,830	20.1 %	24,355	2.7 %
Corporate Overhead	106,502	119,069	(10.6)%	116,120	(8.3)%
Sales and Marketing	64,227	55,294	16.2 %	58,987	8.9 %
Total SG&A	**$236,438**	**$232,095**	**1.9 %**	**$233,647**	**1.2 %**
Total Adjusted EBITDA	**$374,247**	**$376,012**	**(0.5)%**	**$393,125**	**(4.8)%**

investors.ironmountain.com
Q4 2020 Supplemental Financial Information
22

IRON MOUNTAIN
Section VI - Storage and Service Reconciliation

Full Year Storage Rental and Service Business Detail

	Full Year 2020	Full Year 2019	% Change
Total Storage Rental Revenue	**$2,754,091**	**$2,681,087**	**2.7 %**
Plus: Terminations/Permanent Withdrawal Fees	21,000	24,934	(15.8)%
Total Revenue from Adjusted Storage Rental Activities	**$2,775,091**	**$2,706,021**	**2.6 %**
Less: Storage Rental Expenses			
Storage Rent	362,639	338,737	7.1 %
Other Facility Costs	331,736	320,661	3.5 %
Storage Rental Labor	25,140	25,303	(0.6)%
Other Storage Rental Expenses	40,342	35,650	13.2 %
Storage Rental Cost of Sales	**$759,857**	**$720,352**	**5.5 %**
Storage Rental Gross Profit	**$2,015,234**	**$1,985,669**	**1.5 %**
Storage Rental Gross Margin	*72.6 %*	*73.4 %*	*(80 bps)*
Storage Rental Allocated Overhead	158,858	150,336	5.7 %
Total Storage Rental Adjusted EBITDA	**$1,856,377**	**$1,835,332**	**1.1 %**
Storage Rent	362,639	338,737	7.1 %
Storage Rental Net Operating Income	**$2,219,016**	**$2,174,070**	**2.1 %**
Total Service Revenue	**$1,393,179**	**$1,581,497**	**(11.9)%**
Less: Terminations/Permanent Withdrawal Fees	21,000	24,934	(15.8)%
Total Revenue from Adjusted Service Activities	**$1,372,179**	**$1,556,563**	**(11.8)%**
Less: Service Expenses			
Service Rent	12,410	12,397	0.1 %
Other Facility Costs	24,894	25,534	(2.5)%
Service Labor	712,898	789,156	(9.7)%
Other Service Expenses	239,635	285,876	(16.2)%
Service Cost of Sales	**$989,837**	**$1,112,963**	**(11.1)%**
Service Gross Profit	**$382,342**	**$443,600**	**(13.8)%**
Service Gross Margin	*27.9 %*	*28.5 %*	*(60 bps)*
Service Allocated Overhead	93,576	102,897	(9.1)%
Total Service Adjusted EBITDA	**$288,766**	**$340,703**	**(15.2)%**
COVID-19 Costs	7,648	—	—
Total Cost of Sales	**$1,757,342**	**$1,833,315**	**(4.1)%**
SG&A Costs			
Storage Overhead	158,858	150,336	5.7 %
Service Overhead	93,576	102,897	(9.1)%
Corporate Overhead	463,779	492,727	(5.9)%
Sales and Marketing	231,365	245,704	(5.8)%
COVID-19 Costs	1,637	—	—
Total SG&A	**$949,215**	**$991,664**	**(4.3)%**
Total Adjusted EBITDA	**$1,475,721**	**$1,469,009**	**0.5 %**

investors.ironmountain.com Q4 2020 Supplemental Financial Information 23

IRON MOUNTAIN
Section VII - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities (2)		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 9/30/2020 (3)	296	27,826	1,162	64,501	1,458	92,327
Additions & Expansions	—	118	31	3,190	31	3,308
Dispositions & Move Outs	(15)	(2,113)	(26)	(783)	(41)	(2,896)
Total as of 12/31/2020 (4)	**281**	**25,831**	**1,167**	**66,908**	**1,448**	**92,739**
Total %	***19.4 %***	***27.9 %***	***80.6 %***	***72.1 %***		

Top Five Markets Owned, United States (in Sq. Ft.)

Northern New Jersey	2,086
Boston	1,428
Chicago	1,282
Dallas	1,023
Houston	917

Top Five Markets Owned, International (in Sq. Ft.)

Paris, France	807
Montreal, Canada	552
London, UK	474
Mexico City, Mexico	452
Toronto, Canada	434

Facility Lease Expirations (5) (% of total square feet subject to lease)


6.0%
3.7%
3.9%
4.0%
5.4%
2.5%
3.8%
3.6%
4.8%
59.6%
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.7 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Out of the 31 leased building additions and expansions, none were the result of acquiring leases in business acquisitions and leased buildings related to acquisitions of customer relationships.
(3) Reflects adjustments to previous periods due to refinements to real estate basis.
(4) Includes 10 owned data center facilities and 5 leased data center facilities with 2.5M Sq.Ft. and 0.6M Sq. Ft., respectively.
(5) Includes financing and operating lease obligations.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 24

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2021	594	18.1	13.9%	$57,614	20.2%
2022	320	17.6	13.5%	46,544	16.3%
2023	261	18.7	14.4%	50,762	17.8%
2024	81	8.9	6.8%	22,497	7.9%
2025	48	11.6	8.9%	25,593	9.0%
2026	14	7.6	5.8%	15,683	5.5%
2027	3	6.8	5.2%	6,944	2.4%
Thereafter	19	41.1	31.5%	59,851	20.9%
Total	**1,340**	**130.4**	**100.0%**	**$285,488**	**100.0%**
WALE:	3.8 years				

Data Center Leasing Activity Summary

	Q4 2020				Full Year 2020			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	64	$859	7,435	$115	252	$5,245 (1)	58,487	$93 (1)
Commenced leases	96	398	1,579	252	372	2,180	13,075	167
Renewed leases	57	461	1,541	299	325	4,625	20,423	226

	Q4 2020	Full Year 2020
Churn	3.9%	6.8%
Cash Mark to Market	4.2%	(3.9)%
GAAP Mark to Market	6.2%	(2.0)%

New VA-2 Data Center in Manassas VA


IRON MOUNTAIN

(1) GAAP MRR includes contractual payments related to reserved dedicated expansion space, which is excluded from the rate.

investors.ironmountain.com
Q4 2020 Supplemental Financial Information
25

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leasable MW	Leased % by MW	Leasable MW	Leased % by MW	Leasable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	89.9 %	—	—	14.2	89.9 %
Phoenix						
AZP-1	41.0	91.7 %	—	—	41.0	91.7 %
AZP-2	4.0	100.0 %	—	—	4.0	100.0 %
AZS-1	5.7	63.4 %	—	—	5.7	63.4 %
Total Phoenix	**50.7**	**89.1 %**	**—**	**—**	**50.7**	**89.1 %**
Denver						
DEN-1	11.3	87.8 %	—	—	11.3	87.8 %
New Jersey						
NJE-1	15.1	100.0 %	—	—	15.1	100.0 %
Northern Virginia						
VA-1	12.4	63.0 %	—	—	12.4	63.0 %
VA-2	4.0	100.0 %	—	—	4.0	100.0 %
Amsterdam						
AMS-1	12.4	91.9 %	—	—	12.4	91.9 %
London						
LON-1	3.2	100.0 %	3.9	37.0 %	7.1	65.1 %
Singapore						
SIN-1	2.6	100.0 %	—	—	2.6	100.0 %
Total Data Center Properties	**125.9**	**89.0 %**	**3.9**	**37.0 %**	**129.8**	**87.4 %**

Total Potential Capacity - Megawatts

	Q4 2020	Q4 2019
Leasable	129.8	120.3
Under Construction	49.9	14.6
Held for Development	196.4	222.2
Total Data Center Portfolio	**376.0**	**357.1**

investors.ironmountain.com Q4 2020 Supplemental Financial Information 26

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q4 2020 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 2b	0.3	0.3	100.0%	$0.4	$2.5	$2.6	Q2 2021	Q2 2021	—
AMS-1 Phase 3	1.1	—	—	$3.5	$10.0	$19.3	Q2 2021	Q3 2021	—
AMS-1 Phase 4	5.0	—	—	$1.5	$2.5	$45.0	Q4 2021	Q4 2023	4.6
London									
LON-1 Phase 3	2.0	—	—	$7.4	$9.6	$13.7	Q1 2021	Q2 2023	—
New Jersey									
NJE-1 Phase 3b	0.2	—	—	$5.1	$6.6	$6.7	Q2 2021	Q2 2021	—
NJE-1 Phase 4	1.0	—	—	$1.1	$3.4	$3.4	Q1 2021	Q2 2021	9.3
Northern Virginia									
VA-2 Phase 2	6.0	4.0	66.7%	$5.2	$5.7	$30.0	Q2 2021	Q3 2021	14.0
Phoenix									
AZP-2 Phase 2	12.0	12.0	100.0%	$0.4	$0.8	$70.0	Q3 2021	Q3 2021	32.0
Singapore									
SIN-1 Phase 2	2.8	2.6	94.5%	$8.6	$19.0	$19.1	Q1 2021	Q1 2021	—
SIN-1 Phase 3	1.5	0.7	45.0%	$5.6	$5.6	$6.7	Q1 2021	Q4 2021	—
All Other Facilities									14.3
Total Expansion	**31.9**	**19.6**	**61.5%**	**$38.8**	**$65.7**	**$216.5**			**74.2**
New Development									
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt									
FRA-1 Phase 1 (1)	9.0	9.0	100.0%	—	—	—	Q2 2021	Q2 2021	18.0
London									
LON-2	9.0	—	—	$1.9	$3.4	$70.7	Q2 2022	Q2 2023	18.0
Northern Virginia									
VA Future Phases	—	—	—	—	—	—			39.6
Total New Development	**18.0**	**9.0**	**50.0%**	**$1.9**	**$3.4**	**$70.7**			**122.2**
Total Development	**49.9**	**28.6**	**57.3%**	**$40.7**	**$69.1**	**$287.2**			**196.4**

(1) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 27

IRON MOUNTAIN
Section IX - Capitalization and Debt Maturity Profile

Capitalization

Senior Credit Facility	
Capacity	$1,965,625
Outstanding	$215,625
Letters of Credit	$3,232
Remaining Capacity	$1,746,768
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (LIBOR)	1.75 %
Weighted Average Interest Rate	1.90 %
Maturity Date	6/3/2023
Net Lease-Adjusted Leverage Ratio	5.3x

Total Market Capitalization as of 12/31/2020	
# of Shares Outstanding	288,273
Share Price as of 12/31/2020	$29.48
Total Market Capitalization	$8,498,288
Net Debt (1)	$8,592,361
Total Enterprise Value	$17,090,649
Net Debt to Total Enterprise Value	50.3 %
Adjusted EBITDA to Interest Expense	3.5x
Credit Facility Fixed Charge Coverage Ratio	2.3x
Bond Fixed Charge Coverage Ratio	3.2x
Total Enterprise Value to Adjusted EBITDA (2)	11.6x

Fixed vs. Floating Rate Debt


13%
87%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Negative	Stable
Latest Update	5/13/2020	7/1/2020

Total Debt Weighted Average Rates	
Weighted Average Interest	4.7 %
Weighted Average Maturity	7.6 Years
USD Denominated	80.8 %

Debt Maturity Profile ($ in Millions) (3)


$171
$441
$190
$16
$553
$689
$1,000
$1,325
$1,000
$1,300
$1,100
$600
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Senior Secured Credit Facility
AUD Term Loan B
USD Term Loan B
Senior Unsecured Notes
Bi-Lateral Loans
A/R Securitization
Mortgage Securitization

(1) Net debt is calculated as current portion of long-term debt of $193.8M plus long-term debt net of current portion of $8,509.6M plus deferred financing costs of $94.1M less cash and cash equivalents of $205.1M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Financing Leases, Notes Payable and Other.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 28

Quarterly Capital Expenditures Q4 2020 Q3 2020 Q/Q % Change Q4 2019 Y/Y % Change Capital Expenditures Growth: Data Center $64,799 $59,861 8.2% $84,970 (23.7) % Real Estate 21,336 17,264 23.6% 25,199 (15.3) % Innovation and Other 13,137 3,163 315.4% 609 2,057.2 % Total Growth Capital Expenditures $99,273 $80,288 23.6% $110,778 (10.4) % Recurring: Real Estate $22,765 $10,948 107.9% $12,448 82.9 % Non-Real Estate 32,925 20,624 59.6% 35,535 (7.3) % Data Center 7,876 3,836 105.3% 4,477 75.9 % Total Recurring Capital Expenditures $63,567 $35,407 79.5% $52,460 21.2 % Total Growth and Recurring Capital Expenditures $162,840 $115,695 40.7% $163,238 (0.2) % Net Change in Prepaid and Accrued Capital Expenditures and Financing Leases (33,739) (7,387) 356.7% (3,869) 772.0 % Total Cash Paid for Growth and Recurring Capital Expenditures $129,101 $108,308 19.2% $159,369 (19.0) % Section X - Capital Expenditures and Acquisitions investors.ironmountain.com Q4 2020 Supplemental Financial Information 29

IRON MOUNTAIN
Section X - Capital Expenditures and Acquisitions

Full Year Capital Expenditures

	Full Year 2020	Full Year 2019	% Change
Capital Expenditures			
Growth:			
Data Center	$216,491	$401,902	(46.1)%
Real Estate	67,217	133,093	(49.5)%
Innovation and Other	18,810	17,555	7.1 %
Total Growth Capital Expenditures	**$302,518**	**$552,550**	**(45.3)%**
Recurring:			
Real Estate	$51,009	$55,444	(8.0)%
Non-Real Estate	76,124	74,092	2.7 %
Data Center	15,959	8,589	85.8 %
Total Recurring Capital Expenditures	**$143,092**	**$138,125**	**3.6 %**
Total Growth and Recurring Capital Expenditures	**$445,610**	**$690,675**	**(35.5)%**
Net Change in Prepaid and Accrued Capital Expenditures and Financing Leases	(7,347)	2,308	(418.3)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$438,263**	**$692,983**	**(36.8)%**

Recurring Capex as a % of Revenue TTM (excl. Data Center)


3.2%
3.1%
3.1%
3.1%
3.3%
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020

Data Center Recurring CapEx as a % of Data Center Revenue TTM


3.3%
4.7%
3.5%
4.5%
5.7%
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020

investors.ironmountain.com
Q4 2020 Supplemental Financial Information
30

Quarterly Business Acquisitions Q4 2020 Q3 2020 Q/Q % Change Q4 2019 Y/Y % Change Business Acquisitions Business Acquisitions — — — $766 n/a Change in Business Acquisition Accruals and Cash Acquired — 69 n/a 972 n/a Cash Paid for Acquisitions, Net of Cash Acquired — $69 n/a $1,738 n/a Full Year Business Acquisitions Full Year 2020 Full Year 2019 % Change Business Acquisitions Business Acquisitions $118,496 $40,001 196.2 % Change in Business Acquisition Accruals and Cash Acquired 85 18,236 (99.5) % Cash Paid for Acquisitions, Net of Cash Acquired $118,581 $58,237 103.6 % Section X - Capital Expenditures and Acquisitions investors.ironmountain.com Q4 2020 Supplemental Financial Information 31

IRON MOUNTAIN
Section X - Capital Expenditures and Acquisitions

Quarterly Customer Acquisitions

	Q4 2020	Q3 2020	Q/Q % Change	Q4 2019	Y/Y % Change
Customer Acquisitions					
Acquisition of Customer Relationships (1)	—	—	—	$4,884	n/a
Customer Inducements	2,375	1,299	82.8 %	1,942	22.3 %
Contract Fulfillment Costs	29,315	11,968	144.9 %	13,081	124.1 %
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$31,690**	**$13,267**	**138.9 %**	**$19,907**	**59.2 %**
Change in Customer Acquisition Accruals	817	644	26.9 %	(1,769)	(146.2)%
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$32,507**	**$13,911**	**133.7 %**	**$18,138**	**79.2 %**

Full Year Customer Acquisitions

	Full Year 2020	Full Year 2019	% Change
Customer Acquisitions			
Acquisition of Customer Relationships	$1,734	$52,356	(96.7)%
Customer Inducements	10,644	9,371	13.6 %
Contract Fulfillment Costs (2)	60,020	76,171	(21.2)%
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$72,398**	**$137,898**	**(47.5)%**
Change in Customer Acquisition Accruals	2,612	(6,251)	(141.8)%
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$75,010**	**$131,647**	**(43.0)%**

(1) Acquisition of customer relationships did not materially contribute to Organic Storage Rental Revenue and Organic Service Revenue in Q4 2020 and Full Year 2020.

(2) Includes $30.9M associated with the execution of customer contracts in Q1 2019 following the closing of IO Data Centers, LLC.

investors.ironmountain.com Q4 2020 Supplemental Financial Information 32

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, (loss) income from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS During the fourth quarter of 2020, we changed our definition of Adjusted EPS to (a) exclude stock-based compensation expense and (b) include our share of adjusted losses (gains) from our unconsolidated joint ventures. We now define Adjusted EPS as reported earnings per share fully diluted from continuing operations (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Significant Acquisition Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net, (Other expense (income), net is inclusive of debt extinguishment expense, foreign currency gains/losses and Other, net); (vi) Stock-based compensation expense; (vii) COVID-19 Costs; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted EBITDA and Adjusted EBITDA Margin During the fourth quarter of 2020, we changed our definition of Adjusted EBITDA to (a) exclude stock-based compensation expense and (b) include our share of Adjusted EBITDA from our unconsolidated joint ventures. We now define Adjusted EBITDA as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Significant Acquisition Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net, (Other expense (income), net is inclusive of debt extinguishment expense, foreign currency gains/losses and Other, net); (vi) Stock-based compensation expense; and (vii) COVID-19 Costs (as defined below). Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We also show Adjusted EBITDA and Adjusted EBITDA Margin for each of our reportable operating segments under “Results of Operations – Segment Analysis” in the 10K. Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Funds From Operations, or AFFO During the fourth quarter of 2020, we changed our definition of adjusted funds from operations (“AFFO”) to exclude our share of reconciling items from our unconsolidated joint ventures. AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs [and debt discount/ premium], (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). AFFO per share AFFO divided by weighted-average fully-diluted shares outstanding Funds From Operations, or FFO (Nareit), and FFO (Normalized) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax, and amortization of data center leased based intangibles. Consistent with Nareit's definition of FFO, during the fourth quarter of 2020, we began adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). During the fourth quarter of 2020, we changed our definition of FFO (Normalized) to exclude stock-based compensation expense and adjust for our share of FFO (Normalized) reconciling items from our unconsolidated joint ventures. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Significant Acquisition Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (v) Other expense (income), net, (Other expense (income), net is inclusive of debt extinguishment expense, foreign currency gains/losses and Other, net); (vi) Stock-based compensation expense; (vii) COVID-19 Costs; (viii) Real estate financing lease depreciation; (ix) Tax impact of reconciling items and discrete tax items; and (x) (Income) loss from discontinued operations, net of tax. Section XI - Appendix and Definitions investors.ironmountain.com Q4 2020 Supplemental Financial Information 33

FFO (Normalized) per share FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Service Adjusted EBITDA Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculation as they are included in the Storage NOI calculation. Storage Adjusted EBITDA Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Constant Currency Adjusts results for normalized FX impacts in prior period. Other Definitions Business Segments Global Record and Information Management ("Global RIM") Business: provides (i) storage of physical records and healthcare information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents (collectively, “Records Management”) for customers in 56 countries around the globe, (ii) storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; and related services offerings, (collectively, “Data Management”), (iii) Global Digital Solutions (“GDS”), which develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information, primarily in the United States and Canada, (iv) Secure Shredding, which includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Complementary to our shredding operations is the sale of the resultant waste paper to third-party recyclers. Through a combination of shredding facilities and mobile shredding units consisting of custom-built trucks, we are able to offer secure shredding services to our customers throughout the United States, Canada and South Africa, and (v) on-demand, valet storage for consumers (“Consumer Storage”) across 31 markets in North America through a strategic partnership (the “MakeSpace JV”) with MakeSpace Labs, Inc., a consumer storage provider (“MakeSpace”), formed in March 2019. The MakeSpace JV utilizes data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. The world’s most heavily regulated organizations have trusted us with their data centers for over 15 years, and five of the top 10 global cloud providers were Iron Mountain Data Center customers. Our Global Data Center Business footprint spans nine markets in the United States: Denver, Colorado; Kansas City, Missouri; Boston, Massachusetts; Boyers, Pennsylvania; Manassas, Virginia; Edison, New Jersey; Columbus, Ohio; and Phoenix and Scottsdale, Arizona and four international markets: Amsterdam, London, Singapore and, through an unconsolidated joint venture, Frankfurt. Corporate and Other Business: consists primarily of Adjacent Businesses and other corporate items. Adjacent Businesses is comprised of (i) entertainment and media which helps industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets, throughout the United States, Canada, France, China - Hong Kong S.A.R., the Netherlands and the United Kingdom (“Entertainment Services”) and (ii) technical expertise in the handling, installation and storing of art in the United States, Canada and Europe (“Fine Arts”). Our Corporate and Other Business segment also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues or achieve operational efficiencies. Innovation & Other - Discretionary capital expenditures for significant new products and services, restructuring (including Project Summit), and integration of acquisitions. Section XI - Appendix and Definitions investors.ironmountain.com Q4 2020 Supplemental Financial Information 34

Recurring: Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Data Center - Expenditures related to the upgrade or re-configuration of existing data center assets. During 2020, a portion of what was previously categorized as Non-Real Estate Growth Capital Expenditures was recategorized as Real Estate Growth Capital Expenditures and the remaining portion was recategorized as Recurring Capital Expenditures. In addition, capital expenditures associated with restructuring (including Project Summit) and integration of acquisitions, which was previously categorized as recurring capital expenditures, have been recategorized as Innovation and Other. We have reclassified the categorization of our prior year capital expenditures to conform with our current presentation. Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. COVID-19 Costs: Costs that are incremental and directly attributable to the COVID-19 pandemic which are not expected to reoccur once the pandemic ends. Bond Fixed Charge Coverage Ratio - is calculated as LTM Adjusted EBITDA divided by scheduled amortization, interest expense related to outstanding debt. Customer Inducements – Represents Free Move Costs and Permanent Withdrawal Fees. Data Center Business Definitions Leasable MW – Represents the amount of critical power capacity available for customer use, measured in megawatts. Leased % Calculation – Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV – “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE – “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. Credit Facility Fixed Charge Coverage Ratio - The Credit Facility Fixed Charge Coverage Ratio is calculated as LTM Adjusted EBITDA plus rent expenses divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio - The calculation for this ratio is net debt including the capitalized value of lease obligations plus six times rent expenses divided by EBITDA plus rent expenses. Organic Revenue Growth - Our organic revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Restructuring Charges - Operating expenditures associated with Project Summit, our transformation program announced in Q4 2019 which is designed to accelerate execution of Iron Mountain's Strategy. Storage Rev/NOI per Sq.Ft. - Storage revenue (or storage NOI) divided by the quarterly building sq ft average for storage products. Significant Acquisition Capital Expenditures – Represents capitalized expenditures associated with the May 2, 2016 acquisition of Recall Holdings Limited ("Recall") pursuant to the Scheme Implementation Deed, as amended with Recall (the "Recall Transaction") and the acquisition of IO Data Centers, LLC. Section XI - Appendix and Definitions investors.ironmountain.com Q4 2020 Supplemental Financial Information 35

Significant Acquisition Costs – Represents operating expenditures associated with (1) our acquisition of Recall including: (i) advisory and professional fees to complete the Recall Transaction; (ii) costs associated with the divestments required in connection with receipt of regulatory approvals in connection with the Recall Transaction (including transitional services); and (iii) costs to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT integration and system upgrade costs, as well as certain costs associated with our shared service center initiative for our finance, human resources and information technology functions; and (2) the advisory and professional fees to complete the acquisition of IO Data Centers, LLC. Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adjusted EBITDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tax Rates Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/ benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Physical Storage Volume - Comprised of Iron Mountain’s comprehensive portfolio of physical storage, including Records Management hardcopy records, data protection tapes, Consumer and Other, and Adjacent Businesses (Fine Art and Entertainment Services), measured on an absolute basis in cubic feet. Section XI - Appendix and Definitions investors.ironmountain.com Q4 2020 Supplemental Financial Information 36